Exhibit 99.1

Purple Innovation Reports Second Quarter 2019 Results

Second Quarter Net Revenue Increased 36%

Company Raises 2019 Full Year Outlook

Alpine, Utah, August 13, 2019 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure ™ Mattress,” today announced results for the second quarter ended June 30, 2019.

Second Quarter Financial Summary (Comparisons versus Second Quarter 2018)1

•	Net revenue increased 36.0% to $103.0 million, compared to $75.8 million.
•	Gross margin was 41.5% compared to 42.0%.
•	Operating expenses as a percent of net revenue were 43.8% compared to 48.2%.
•	Operating loss was $(2.4) million compared to an operating loss of $(4.7) million. Adjusted operating income was $5.3 million compared to an adjusted operating loss of $(4.1) million. (See Reconciliation on pg. 8)
•	Net loss was $(7.3) million compared to a net loss of $(5.6) million. The second quarter 2019 included a $3.7 million non-cash loss associated with the change in fair value of warrant liabilities and a $6.7 million non-cash expense associated with stock compensation.
•	EBITDA was $(5.2) million compared to $(4.1) million. Adjusted EBITDA was $6.2 million compared to $(3.5) million. (See Reconciliation on pg. 8)

"The positive top-line momentum we experienced at the start of the year carried over into the second quarter,” said Joe Megibow, Chief Executive Officer. “We once again delivered strong year-over-year revenue growth as our wholesale door expansion and enhanced marketing programs are continuing to drive greater awareness of the Purple brand and create even greater demand for our differentiated product offering. Importantly, the initiatives we have successfully deployed in our manufacturing, supply chain, and fulfillment processes combined with advancements with our marketing effectiveness are yielding improved operating margins, and generating increased cash flows.”

“We are very pleased with the way 2019 is unfolding,” continued Megibow. “The growing team continues to demonstrate their ability to effectively execute and with a stronger balance sheet, I am confident that we are well positioned to profitably capitalize on the numerous growth opportunities we believe exist for the Company in the near and long-term.”

Second Quarter 2019 Review

Second quarter 2019 net revenue increased 36.0% to $103.0 million, compared to $75.8 million in the second quarter of 2018. The increase in net revenue was driven by continued wholesale door expansion combined with higher replenishment orders following strong sell-through.

1 Reconciliations for non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the “RECONCILIATION OF GAAP TO NON-GAAP MEASURES” tables at the end of this press release.

Gross margin for the second quarter 2019 was 41.5% compared to 42.0% in the year ago period. The slight decrease was primarily due to a shift in sales mix to more sales with wholesale pricing, which carry lower gross margins than direct sales, partially offset by efficiencies in operations and logistics.

Operating expenses were $45.1 million in the second quarter 2019 compared to $36.5 million in the prior year period. As a percent of sales, operating expenses improved to 43.8% compared with 48.2% in the year ago period driven by improved efficiencies in marketing initiatives, partially offset by an increase in non-cash stock based compensation expense. For the second quarter 2019, marketing and sales expense as a percent of sales improved to 34.9% compared with 40.6% last year.

Operating loss was $(2.4) million, compared to an operating loss of $(4.7) million in the prior year period. Adjusted operating income was $5.3 million compared to an adjusted operating loss of $(4.1) million in second quarter 2018. Adjusted operating income (loss) excludes non-cash stock based compensation, legal fees, interim CFO costs, severance and executive search costs.

Net loss was $(7.3) million for the second quarter 2019 compared to a net loss of $(5.6) million in the year ago period.

EBITDA for the second quarter 2019 was $(5.2) million compared to $(4.1) million in the second quarter 2018. Adjusted EBITDA, which excludes the non-cash loss associated with the change in fair value of warrant liabilities, non-cash stock based compensation, legal fees, interim CFO costs, severance and executive search costs, was $6.2 million, compared to adjusted EBITDA of $(3.5) million in the last year period.

Balance Sheet

As of June 30, 2019, the Company had cash and cash equivalents of $20.3 million, compared with $12.2 million at December 31, 2018. Inventories as of June 30, 2019 totaled $25.1 million compared with $22.9 million as of December 31, 2018.

Outlook

Based on first half results combined with the expectation for continued growth during the second half including the positive impact from further wholesale door expansion and the opening of additional Company showrooms throughout the third and fourth quarters, the Company now expects revenue to be in the range of $400 million to $425 million. Based on the increased revenue outlook combined with continued operational improvements, the Company now expects Adjusted EBITDA between $24 million to $27 million.

Adjusted EBITDA is a non-GAAP financial measure. With respect to the Company’s Adjusted EBITDA outlook for the full year 2019, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

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Webcast and Conference Call Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, August 13, 2019, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 425-9470 (domestic) or (201) 389-0878 (international) at 4:25 p.m. ET and provide the Conference ID: 13693268. The conference call will also be available to interested parties through a live webcast at investors.purple.com. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Purple

Purple is an innovative comfort product company that designs and manufactures products to improve people’s lives. It designs and manufactures a range of comfort products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® material designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third party online retailers. For more information on Purple, visit purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about our outlook and expectations for our financial results for the fiscal year ended December 31, 2019, and our ability to create sustained profitability and shareholder value. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2019 and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2019. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted Operating Income (Loss), EBITDA, and Adjusted EBITDA are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Alecia Pulman/Mitch Polikoff, ICR
purplePR@icrinc.com

646-277-1200

Purple Innovation, Inc.
For information regarding Purple products, please contact:
Savannah Hobbs
Director of Purple Communications
savannah@purple.com

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PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(In thousands, except par value)

(Unaudited)

	June 30,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$20,255	$12,232
Accounts receivable, net	24,845	10,241
Inventories, net	25,057	22,940
Prepaid inventory	883	790
Other current assets	2,591	1,494
Total current assets	73,631	47,697
Property and equipment, net	24,485	22,514
Intangible assets, net	1,574	1,493
Other long-term assets	46	5
Total assets	$99,736	$71,709

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,457	$24,828
Accrued sales returns	6,001	5,457
Accrued compensation	4,760	2,691
Customer prepayments	5,074	7,522
Accrued sales tax	4,464	5,538
Other current liabilities	6,148	2,541
Total current liabilities	55,904	48,577
Long-term debt, related-party	33,653	21,411
Warrant liabilities	6,852	-
Other long-term liabilities, net of current portion	6,690	3,732
Total liabilities	103,099	73,720
Commitments and contingencies
Stockholders’ deficit:
Class A common stock; $0.0001 par value, 210,000 shares authorized; 9,827 issued and outstanding at June 30, 2019 and 9,731 issued and outstanding at December 31, 2018	1	1
Class B common stock; $0.0001 par value, 90,000 shares authorized; 44,071 issued and outstanding at June 30, 2019 and December 31, 2018	4	4
Additional paid-in capital	10,364	3,655
Accumulated deficit	(5,790)	(4,322)
Total stockholders’ deficit	4,579	(662)
Noncontrolling interest	(7,942)	(1,349)
Total deficit	(3,363)	(2,011)
Total liabilities and stockholders’ deficit	$99,736	$71,709

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PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Revenues, net	$103,004	$75,760	$186,652	$136,528
Cost of revenues	60,221	43,938	109,800	78,891
Gross profit	42,783	31,822	76,852	57,637
Operating expenses:
Marketing and sales	35,967	30,723	59,984	52,768
General and administrative	7,933	5,213	12,498	12,066
Research and development	1,244	555	1,934	1,066
Total operating expenses	45,144	36,491	74,416	65,900
Operating income (loss)	(2,361)	(4,669)	2,436	(8,263)
Interest expense	1,301	971	2,445	1,673
Other income, net	(6)	(82)	(235)	(101)
Loss on extinguishment of debt	-	-	6,299	-
Change in fair value – warrant liabilities	3,685	-	1,988	-
Net loss	(7,341)	(5,558)	(8,061)	(9,835)
Net loss attributable to noncontrolling interest	(6,003)	(4,554)	(6,593)	(7,281)
Net loss attributable to Purple Innovation, Inc.	$(1,338)	$(1,004)	$(1,468)	$(2,554)
Net loss per common share—basic and diluted	$(0.16)	$(0.12)	$(0.17)	$(0.30)
Weighted average common shares outstanding—basic and diluted	8,457	8,410	8,447	8,399

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PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(7,341)	$(5,558)	$(8,061)	$(9,835)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation and amortization	852	545	1,574	1,001
Non-cash interest	833	938	1,565	1,092
Loss on extinguishment of debt	-	-	6,299	-
Loss on change in fair value warrant liability	3,685	-	1,988	-
Stock-based compensation	6,733	313	6,806	313
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,156)	(3,327)	(14,604)	(3,056)
Decrease (increase) in inventories	284	(4,760)	(2,117)	(17,994)
Increase in prepaid inventory and other assets	(548)	(329)	(1,231)	(1,629)
Increase (decrease) in accounts payable	3,431	29	4,610	(1,206)
Increase in accrued sales returns	812	1,024	544	805
Increase in accrued compensation	1,606	557	2,069	207
Increase (decrease) in customer prepayments	739	(614)	(2,448)	3,412
Increase (decrease) in other accrued liabilities	4,509	(851)	5,155	(718)
Net cash (used in) provided by operating activities	10,439	(12,033)	2,149	(27,608)

Cash flows from investing activities:
Purchase of property and equipment	(2,204)	(4,323)	(3,136)	(6,968)
Investment in intangible assets	(57)	(49)	(121)	(117)
Net cash used in investing activities	(2,261)	(4,372)	(3,257)	(7,085)

Cash flows from financing activities:
Proceeds from the Business Combination	-	-	-	25,912
Proceeds from related-party debt	-	-	10,000	24,000
Repurchase of stock options	(97)	-	(97)	-
Payments on line of credit	-	-	-	(8,000)
Payments for debt issuance costs	-	-	(758)	(367)
Principle payments on capital lease obligations	(8)	(7)	(14)	(14)
Net cash provided by (used in) financing activities	(105)	(7)	9,131	41,531

Net increase (decrease) in cash	8,073	(16,412)	8,023	6,838
Cash, beginning of the period	12,182	26,843	12,232	3,593
Cash, end of the period	$20,255	$10,431	$20,255	$10,431

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$44	$(22)	$482	$73
Equipment acquired through capital lease	$350	$-	$350	$-
Issuance of sponsor warrants to Coliseum credit agreement	$-	$-	$-	$4,691
Build to suit Power project at Purple West	$-	$735	$-	$1,288
Sale-leaseback of equipment under build-to-suit service agreement	$-	$(735)	$-	$(1,288)

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PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA and adjusted operating income (loss). Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net loss to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net income (loss) before interest expense, net other income and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP net loss	$(7,341)	$(5,558)	$(8,061)	$(9,835)
Interest expense	1,301	971	2,445	1,673
Other income, net	(6)	(82)	(235)	(101)
Depreciation and amortization	852	545	1,574	1,001
EBITDA	(5,194)	(4,124)	(4,277)	(7,262)
Adjustments:
Merger transaction costs	-	-	-	2,028
Debt extinguishment and warrant liability	3,685	-	8,287	-
Stock-based compensation expense	6,733	313	6,806	313
Legal fees	262	-	403	199
Interim CFO costs	307	-	494	-
Severance and executive search costs	389	280	411	420
Adjusted EBITDA	$6,182	$(3,531)	$12,124	$(4,302)

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income (Loss)

A reconciliation of GAAP operating income (loss) to the non-GAAP measure of adjusted operating income (loss) is provided below. Adjusted operating income (loss) represents GAAP operating income (loss) excluding certain non-cash and non-recurring costs incurred.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

GAAP operating income (loss)	(2,361)	(4,669)	2,436	(8,263)
Adjustments:
Merger transaction costs	-	-	-	2,028
Stock-based compensation expense	6,733	313	6,806	313
Legal fees	262	-	403	199
Interim CFO costs	307	-	494	-
Severance and executive search costs	389	280	411	420
Adjusted operating income (loss)	$5,330	$(4,076)	$10,550	$(5,303)

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